Exhibit 99.1

      Mueller Industries, Inc. Declares Cash Dividend for Second Quarter

    MEMPHIS, Tenn., April 30 /PRNewswire-FirstCall/ -- Mueller Industries, Inc. (NYSE: MLI), announced today that its Board of Directors has declared a regular quarterly dividend of 10 cents per share on its common stock. The dividend will be payable June 15, 2004, to shareholders of record on June 1, 2004.
    Mueller Industries, Inc. is a leading manufacturer of copper tube and fittings; brass and copper alloy rod, bar and shapes; aluminum and brass forgings; aluminum and copper impact extrusions; plastic fittings and valves; refrigeration valves and fittings; and fabricated tubular products. Mueller's operations are located throughout the United States and in Canada, Mexico, and Great Britain.
    Statements in this release that are not strictly historical may be "forward-looking" statements, which involve risks and uncertainties. These include economic and currency conditions, continued availability of raw materials, market demand, pricing, and competitive and technological factors, among others, as set forth in the company's SEC filings.

SOURCE  Mueller Industries, Inc.
    -0-                             04/30/2004
    /CONTACT:  Kent A. McKee of Mueller Industries, Inc., +1-901-753-3208/
    (MLI)

CO:  Mueller Industries, Inc.
ST:  Tennessee
IN:  MNG CST
SU:  DI